UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 25, 2014

BOLDFACE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-148722	02-0811868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1945 Euclid Street Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 450-4501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

BOLDFACE Group, Inc., Boldface Licensing + Branding, By Lee Tillett, Inc., Kimsaprincess, Inc., 2Die4Kourt, and Khlomoney, Inc., (collectively, the “Parties”), have agreed to settle all disputes that existed among them in connection with an action on file in the United States District Court for the Central District of California (the “Action”).  The Action, which is described in “Item 3. Legal Proceedings” of the Annual Report on Form 10-K of Boldface Group, Inc. filed with the Securities and Exchange Commission on October 15, 2013, was commenced in November 2012 and the settlement will result in the termination of the Action.  The Parties are in the process of preparing settlement documentation which will provide for certain actions by the Parties and a stay of the Action until February 15, 2015, at which time a stipulation for dismissal of the Action will be filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Boldface Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.

/s/ Ashumi Shippee
Ashumi Shippee
Chief Financial Officer

Dated: May 1, 2014

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